EXHIBIT 16.1

March 10, 2014

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: Cala Corporation

We have read the statements that we understand Cala Corporation will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC
Certified Public Accountants

Corporate Headquarters:
De Joya Griffith, LLC
2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049